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3/31/03










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-36184 of Patient InfoSystems, Inc. on Form S-8 of our report dated January 17, 2003 (March 28, 2003 as to Note 3) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), appearing in this Annual Report on Form 10-K of Patient InfoSystems, Inc. for the year ended December 31, 2002.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Rochester, New York
March 28, 2003